SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 1996

                MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)


           HAWAII                              99-0107542
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)                Identification No.)


                             0-6510
                    (Commission File Number)


P.O. Box 187, Kahului, Maui, Hawaii                  96732
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (808) 877-3351

                              NONE
       Former name, former address and former fiscal year,
                  if changed since last report

Item 5.   OTHER INFORMATION

Status of Antidumping Petition: On November 8, 1996, the United States Court of International Trade announced its decision regarding appeals filed by the Thai respondents in the pineapple antidumping petition. The Court remanded certain issues back to the Department of Commerce for recalculation. The Company strongly disagrees with the Court's decision on one of the issues, which could substantialy reduce the duties being imposed, and is preparing to appeal the case to the Court of Appeals for the Federal Circuit. The appeal process is expected to take between 12 to 18 months. During this time, duties at the rates originally determined by the Commerce Department will continue to be imposed on canned pineapple imported into the United States from Thailand.


Background information for this issue is discussed at Part II, Item 1A. of Form 10-Q for the quarter ended September 30, 1996.

                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                MAUI LAND & PINEAPPLE COMPANY, INC.



 November 26, 1996                 /S/ PAUL J. MEYER
Date                               Paul J. Meyer
                                   Executive Vice President/Finance
                                   (Principal Financial Officer)